Exhibit 99.1

               First National Corporation Reports Strong
                     Second Quarter 2003 Earnings


    COLUMBIA, S.C.--(BUSINESS WIRE)--xx--First National Corporation (Amex: FNC) the holding company for South Carolina Bank and Trust and South Carolina Bank and Trust of the Piedmont reports strong earnings and growth for the second quarter of 2003.

    Results of Operations and Financial Results

    Please refer to the accompanying tables for detailed comparative data on results of operations and financial information. Net income for the quarter was $3,811,000, up 12.0% from $3,403,000 in the second quarter of 2002. Diluted earnings per share for the quarter were $0.49 compared to $0.44 in the second quarter of 2002. Net income for the first six months of 2003 was $7,232,000, up 6.7% from $6,779,000 a year ago. Diluted earnings per share for the first half were $0.93 compared to $0.88 last year. Average loan balances were up by $133 million, or 17.4%, and average deposit balances were up by $126 million, or 15.0%, for the quarter compared to comparable balances in the same period last year. Likewise, loans and deposits have increased notably from yearend 2002. Total assets at June 30, 2003 were $1,229,244,000, up 14.8% from a year ago. Total shareholders' equity was $108,071,000 at the end of the quarter, reflecting an increase of 9.8% from the prior year's second quarter. The current total equity amount produces a book value per share of $14.07 and a total equity-to-assets ratio of 8.79%, continuing to reflect a strong capital position for the Company. The second quarter and year-to-date 2003 results represent annualized returns on average assets of 1.26% and 1.23%, respectively, and annualized returns on average total equity of 14.29% and 13.77%, respectively. Comparable ratios for the same periods in 2002 were 1.28% and 1.30% for ROA, and 14.17% and 14.33% for ROE.
    Non-taxable equivalent net interest income (before provision for loan losses) was $12,549,000 for the quarter, up 3.4% from $12,138,000 in the comparable period last year. Historically low interest rates and the Federal Reserve's decision to further lower short-term rates continue to pressure the net interest margins of depository institutions. Like others in the industry, FNC's margins were compressed somewhat during the quarter; however the Company achieved comparably strong 4.52% and 4.61% net interest margins for the quarter and year-to-date, respectively. FNC's earning assets growth and the growth in low-rate and noninterest bearing deposits continue to generate increases in net interest income (in dollars), thereby decreasing the impact of the compression of net interest margins in this economic environment.
    Non-interest income for the second quarters of 2003 and 2002 was $5,639,000 and $4,104,000, representing a 37.4% increase. The increase in 2003 was primarily attributable to increases in secondary market mortgage fee income and deposit account service charges. Non-interest expenses were $12,195,000 in the second quarter, up 15.9% from $10,525,000 in the comparable period of 2002. Primary factors influencing the increased expenses were higher staffing and fixed asset levels to support the Company's growth and entry into new markets, planned higher levels of salary, benefits and incentive expenses associated with increased staffing and lending activities, and commissions to mortgage loan originators based on exceptionally strong production.
    First National Corporation continues to compare favorably with regional and national peers in asset quality measurements. Nonperforming loans totaled $5,241,000 at June 30, 2003, representing 0.58% of period end loans. Other Real Estate Owned at quarter end amounted to $670,000. The allowance for loan losses at June 30, 2003 was $11,112,000 and represented 1.24% of total loans net of unearned income. The current allowance for loan losses provides 2.13 times coverage of period end nonperforming loans and approximately 7.6 times coverage of second quarter annualized net charge-offs. Net charge-offs in the second quarter totaled $367,000 or an annualized 0.16% of average loans net of unearned income. The provision for loan losses for the quarter was $246,000 compared to $660,000 in the comparable period last year. (The loan data above do not include mortgage loans held for sale.)
    Each of First National's operating subsidiaries performed profitably during the quarter. South Carolina Bank and Trust, headquartered in Orangeburg, SC, had net income of $3,300,000. South Carolina Bank and Trust of the Piedmont, headquartered in Rock Hill, SC, had earnings of $454,000. South Carolina Bank and Trust of the Pee Dee, headquartered in Florence, SC, had net income of $157,000.
    C. John Hipp, III, President and Chief Executive Officer stated, "This past quarter has been gratifying in terms of strong earnings and loan and deposit growth. We also had a very successful move into our new regional headquarters facility in Greenville, and the penetration of that market is going very well. Also, this week we completed a successful and seamless consolidation of our Pee Dee bank into the lead SCBT bank. Our team in Florence County is functioning well and we have ongoing enthusiasm for that important market. Our philosophy of measured growth with a continuing diversification of revenue streams is working. We will continue to operate under that plan as we evaluate new markets and opportunities in financial services lines of business."

    First National Corporation is a multi-bank holding company whose principal subsidiaries are South Carolina Bank and Trust, N.A. and South Carolina Bank and Trust of the Piedmont, N.A. Through these banking subsidiaries, First National Corporation operates 32 financial centers in 13 South Carolina counties. The Company offers a full range of retail and commercial banking services, mortgage lending services, trust and investment services, and consumer finance loans. First National Corporation's common stock is traded on the American Stock Exchange under the symbol "FNC".

    Statements contained in this press release, which are not historical facts, are forward-looking statements. In addition, FNC through its senior management or directors may from time to time make forward-looking public statements concerning matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgement of FNC's senior management or directors based upon current information and involve a number of risks and uncertainties. Certain factors which could affect the accuracy of such forward looking statements are identified in the public filings made by FNC with the Securities and Exchange Commission, and forward-looking statements contained in this press release or in other public statements of FNC or its senior management or directors should be considered in light of those factors. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.


                      First National Corporation
                              (Unaudited)
             (Dollars in thousands, except per share data)

                    Three months ended         Six months ended
                         June 30,        %         June 30,       %
                  --------------------       -------------------
EARNINGS SUMMARY
(non tax            2003      2003    Change   2003     2002    Change
 equivalent)
                  --------- --------- ------ --------- -------- ------
Interest income    $16,536    $16,777  -1.4%   $32,956   $33,474 -1.5%
Interest expense     3,987      4,639 -14.0%     8,059     9,647-16.5%
                  --------- ---------        --------- ---------
Net interest income 12,549     12,138   3.4%    24,897    23,826  4.5%
Provision for loan
 losses (b)            230        644 -64.3%     1,069     1,135 -5.8%
Noninterest income   5,639      4,104  37.4%    10,973     8,255 32.9%
Noninterest expense 12,195     10,525  15.9%    23,824    20,766 14.7%
                  --------- ---------        --------- ---------
Earnings before
 income taxes        5,763      5,074  13.6%    10,977    10,180  7.8%
Provision for income
 taxes               1,952      1,671  16.8%     3,744     3,402 10.1%
                  --------- ---------        --------- ---------
Net earnings        $3,811     $3,403  12.0%    $7,232    $6,779  6.7%
                  ========= =========        ========= =========

Basic earnings per
 share (a)          $0.496     $0.444  11.8%    $0.942    $0.885  6.4%
                  ========= =========        ========= =========
Basic weighted
 average
 shares (a)      7,678,963  7,661,173   0.2% 7,676,287 7,657,119  0.3%

Diluted earnings per
 share (a)          $0.491     $0.441  11.3%    $0.934    $0.881  6.0%
                 ========= =========         ========= =========
Diluted weighted
 average
  shares (a)     7,755,277  7,714,140   0.5% 7,743,526 7,696,054  0.6%

 Cash dividends
  declared per common
  share (a)         $0.160     $0.146   9.6%    $0.320    $0.282 13.5%
 Dividend payout
  ratio              35.91%     33.03%           34.02%    33.92%


                                Average for Quarter
                                       Ended
             ---------------------------------------------------------
                Jun. 30,   Mar. 31,   Dec. 31,   Sep. 30,    Jun. 30,
BALANCE SHEET
 HIGHLIGHTS       2003      2003        2002       2002        2002
                  --------- --------- --------- ---------- ----------
Mortgage loans
 held for sale   $48,724   $28,620    $25,944      $9,839      $7,249
Total loans (b)  895,261   870,994    848,532     813,038     762,598
Total investment
 securities      172,487   167,987    185,966     206,363     220,847
Earning
 assets        1,135,746 1,083,899  1,065,284   1,034,719   1,008,616
Total assets   1,209,091 1,156,659  1,130,774   1,099,779   1,069,211
Noninterest
 bearing
 deposits        174,141   148,611    147,248     141,563     136,760
Interest
 bearing
 deposits        789,391   758,053    752,924     728,663     700,975
Total
 deposits        963,531   906,664    900,172     870,226     837,735
Other
 borrowings       49,500    49,500     49,500      49,500      49,500
Shareholders'
 equity          106,990   104,844    102,154      99,598      96,348


                      Average for Six Months
                             Ended               %
                     ----------------------
BALANCE SHEET        30-Jun-2003  30-Jun-2002  Change
 HIGHLIGHTS
                     ----------- ---------- ----------
Mortgage loans held
 for sale               $38,727    $10,462      270.2%
Total loans (b)         883,194    753,770       17.2%
Total investment
 securities             170,249    214,848      -20.8%
Earning assets        1,109,966    994,219       11.6%
Total assets          1,183,020  1,054,050       12.2%
Noninterest bearing
 deposits               161,447    132,390       21.9%
Interest bearing
 deposits               773,808    692,334       11.8%
Total deposits          935,255    824,723       13.4%
Other borrowings         49,500     49,500        0.0%
Shareholders' equity    105,923     95,421       11.0%


                                      Ending Balance
                    --------------------------------------------------
                        Jun. 30, Mar. 31, Dec. 31, Sep. 30,  Jun. 30,
BALANCE SHEET             2003    2003      2002     2002      2002
 HIGHLIGHTS            --------- -------  -------- --------  --------
Mortgage loans held
 for sale              $53,934   $31,393   $39,141   $18,774    $8,059
Total loans (b)        899,070   881,383   863,422   840,235   793,333
Total investment
 securities            183,454   190,230   164,951   182,555   204,599
Allowance for loan
 losses (b)            (11,112)  (11,233)  (11,065)  (10,626) (10,166)
Premises and
 equipment              31,932    30,984    28,186    26,766    23,847
Total assets         1,229,244 1,192,941 1,144,948 1,122,119 1,070,360
Noninterest bearing
 deposits              196,855   177,207   146,104   147,544   145,938
Interest bearing
 deposits              789,073   764,198   752,059   743,155   703,405
Total deposits         985,928   941,404   898,163   890,699   849,343
Other borrowings        49,500    49,500    49,500    49,500    49,500
Total liabilities    1,121,172 1,087,293 1,041,453 1,021,248   971,922
Shareholders' equity   108,071   105,648   103,495   100,871    98,438

Actual # shares
 outstanding         7,681,616 7,678,934 7,673,339 6,975,254 6,970,426

(a) Per share data and associated shares have been retroactively adjusted to give effect to a 10% common stock dividend paid to shareholders on December 6, 2002.

(b) Loan data excludes mortgage loans held for sale.


                      First National Corporation
                              (Unaudited)
             (Dollars in thousands, except per share data)

                      Jun. 30,  Mar. 31,  Dec. 31,  Sep. 30,  Jun. 30,
NONPERFORMING ASSETS    2003     2003       2002      2002     2002
 (ending balance)    --------- --------  ---------  -------- ---------
Nonaccrual loans       $3,437    $3,339     $3,010    $2,470    $3,464
Other real estate
 owned                    670       496      1,051     1,225       794
Accruing loans past
 due 90 days or more    1,774     2,383      1,729     1,832     1,940
                    --------- ---------- ---------- -------- ---------
Total nonperforming
 assets                $5,881    $6,218     $5,790    $5,527    $6,198
                    ========= ========== ========== ========= ========

Total nonperforming
 assets as a
 percentage of total
 loans and OREO (b)     0.65%     0.71%      0.67%     0.66%     0.78%
                     =========== ========== ======== ========= =======


                                     Quarter Ended
                 -----------------------------------------------------

ALLOWANCE FOR LOAN  Jun. 30,   Mar. 31,  Dec. 31,  Sep. 30,   Jun. 30,
 LOSSES (b)           2003      2003      2002       2002       2002
                 -----------------------------------------------------
Balance at beginning
 of period          $11,233   $11,065   $10,626    $10,166     $9,801
Loans charged off      (694)     (799)     (818)      (541)      (375)
Loan recoveries         327       128        33        101         81
                    -------   -------   -------    --------   --------
    Net (charge-offs)
     recoveries        (367)     (671)     (785)      (440)      (295)
Provision for loan
 losses                 246       839     1,224        900        660
                    -------   -------   -------    --------   --------
Balance at end of
 period             $11,112   $11,233   $11,065    $10,626    $10,166
                    =======   =======   =======    ========   ========

Allowance for loan
 losses as a
 percentage of total
   loans (b)           1.24%     1.27%     1.28%      1.26%      1.28%
                    =======   =======   =======    ========   ========

Allowance for loan
 losses as a
  percentage of
   nonperforming
   loans             213.22%   196.29%   233.47%    247.00%    188.12%
                    =======   =======   =======    ========   ========

Net charge-offs as a
 percentage of
  average loans
   (annualized)(b)     0.16%     0.31%     0.37%      0.21%      0.15%
                    =======   =======   =======    ========   ========

Provision for loan
 losses as a
 percentage
  of average total
   loans
   (annualized)(b)     0.11%     0.39%     0.57%      0.44%      0.35%
                    =======   =======   =======    ========   ========


                       June 30,              June 30,
LOAN PORTFOLIO          2003     % of Total   2002     % of Total
 (ending balance)(b)
                     ----------- ---------- ---------- -----------
Commercial             $114,002      12.66%  $109,865       13.82%
Consumer                103,558      11.50%   111,167       13.98%
Real estate:
  Commercial            344,539      38.28%   268,705       33.79%
  Consumer              233,050      25.89%   227,388       28.60%
Firstline                93,820      10.42%    69,178        8.70%
Other loans              11,164       1.24%     8,899        1.12%
                     ----------- ---------- ---------- -----------
Total loans (gross)(b)  900,132     100.00%   795,200      100.00%
Unearned income          (1,061)         0     (1,866)          0
                     ----------- ---------- ---------- -----------
Total loans (net of
 unearned income)(b)   $899,070     100.00%  $793,333      100.00%
                     =========== ========== ========== ===========

Mortgage loans held
 for sale               $53,934                $8,059


                                   Quarter Ended
             ---------------------------------------------------------
                  Jun. 30,   Mar. 31,  Dec. 31,  Sep. 30,   Jun. 30,
SELECTED RATIOS     2003       2003      2002      2002       2002
                 ---------  ---------  ---------  ---------  ---------
Return on average
 assets
 (annualized)       1.26%       1.20%      1.33%      1.17%     1.28%
                 =========  =========  =========  ========= =========
Return on average
 equity
 (annualized)      14.29%     13.23%     14.76%      12.97%     14.17%
                 =========  =========  =========  ========= =========
Net interest margin
 (tax equivalent)   4.52%      4.71%      4.69%       4.90%      4.92%
                 =========  =========  =========  ========= =========
Efficiency ratio
 (tax equivalent)  66.16%     64.85%     59.45%      65.91%     63.88%
                 =========  =========  =========  ========= =========
End of period book
 value per common
 share (a)        $14.07     $13.76     $13.49      $13.15     $12.84
                 =========  =========  =========  ========= =========
End of period #
 shares (a)    7,681,616  7,678,934  7,673,339   7,672,779  7,667,469
               =========  =========  =========   =========  =========
End of period
 Equity-to-Assets   8.79%      8.86%      9.04%       8.99%      9.21%
               =========  =========  =========   =========  =========


                        Six Months Ended
                     ----------------------
                     30-Jun-2003 30-Jun-2002
                     -----------  ----------
SELECTED RATIOS
Return on average
 assets (annualized)       1.23%       1.30%
                     ===========  ==========
Return on average
 equity (annualized)      13.77%      14.33%
                     ===========  ==========
Net interest margin
 (tax equivalent)          4.61%       4.93%
                     ===========  ==========
Efficiency ratio (tax
 equivalent)              65.52%      63.79%
                     ===========  ==========

(a) Per share data and associated shares have been retroactively adjusted to give effect to a 10% common stock dividend paid to shareholders on December 6, 2002.

(b) Loan data excludes mortgage loans held for sale.


                      First National Corporation
                              (Unaudited)
             (Dollars in thousands, except per share data)

                                   Three Months Ended
                     ----------------------  -------------------------
                         June 30, 2003             June 30, 2002
                    ------------------------ -------------------------
                    Average          Yield  Average             Yield
YIELD ANALYSIS      Balance Interest (non-  Balance   Interest  (non-
                                      TE)                        TE)
                  ---------- ------- ----  ---------- ---------- -----
Interest Earning
 Assets:
 Total Interest
 Earning
  Assets          $1,135,746 $16,536 5.84% $1,008,616  $16,777  6.67%

Noninterest
 Earning Assets:
 Total
  Noninterest
   Earning
    Assets            73,345                   60,595
                   ----------              ----------

   Total Assets    $1,209,091              $1,069,211
                   ==========              ==========

Interest Bearing
 Liabilities:
 Total Interest
  Bearing
   Liabilities        921,574  3,987 1.74%    829,083      4,639 2.24%

Noninterest Bearing
 Liabilities:
Total Noninterest
 Bearing
  Liabilities         180,527                 143,780
Shareholders' Equity  106,990                  96,348
                   ----------              ----------
 Total Non-IBL and
 Shareholders'
  Equity              287,518                 240,128
                   ----------              ----------
 Total Liabilities
  and Shareholders'
   Equity          $1,209,091              $1,069,211
                   ==========              ==========


Net Interest
 Income
 and Margin
  (non-tax
  equivalent)                $12,549 4.43%               $12,138 4.83%
                             ======= ------              ======= -----
Net Interest Margin (tax
 equivalent)                         4.52%                       4.92%
                                    ======                      ======


                                Six Months Ended
               -------------------------------------------------------
                      June 30, 2003             June 30, 2002
               --------------------------  ---------------------------
                  Average           Yield    Average
YIELD ANALYSIS    Balance Interest  Balance           Interest   Yield
                                    (non                         (non
                                     -TE)                         -TE)
                  -------  -------  -------  -------- -------- -------

Interest Earning
 Assets:
  Total Interest
  Earning Assets $1,109,966 $32,956  5.99%  $994,219  $33,474   6.79%

Noninterest Earning
 Assets:
  Total
   Noninterest
   Earning Assets    73,054                            59,832
                  -----------                       -----------

    Total Assets   $1,183,020                        $1,054,050
                  ===========                       ===========

Interest Bearing
 Liabilities:
     Total Interest
      Bearing
      Liabilities     910,185 8,059  1.79%   819,542    9,647   2.37%

Noninterest Bearing
 Liabilities:
Total Noninterest
 Bearing
 Liabilities          166,911                         139,088
Shareholders'
 Equity               105,923                          95,421
                   -----------                      ----------
     Total Non-IBL
      and
      Shareholders'
      Equity         272,834                           234,509

                  -----------                       -----------
     Total
      Liabilities and
      Shareholders'
      Equity       $1,183,020                        $1,054,050
                   ===========                       ===========


Net Interest Income
 and Margin
(non-tax equivalent)          $24,897     4.52%         $23,826  4.83%
                              ========= ----------   ========== ------
Net Interest Margin
 (tax equivalent)                         4.61%                  4.93%
                                        ==========              ======



                     Three months ended         Six months ended
                         June 30,        %          June 30,       %
                    -----------------         --------------------
NON-INTEREST
 INCOME & EXPENSE     2003      2002   Change   2003     2002   Change
                    -------- -------- ------- -------- -------- ------
Noninterest income:
 Service charges on
  deposit accounts  $2,812    $2,617     7.4%  $5,679  $5,026    13.0%
 Secondary market
  mortgage fees      1,839       602   205.6%   3,284   1,501   118.8%
 Trust fees            208       179    16.3%     391     376     4.2%
  Other service
   charges,
   commissions, fees   779       706    10.4%   1,618   1,352    19.7%
                    -------- -------- ------- -------- --------
     Total
      noninterest
       income       $5,639    $4,104    37.4% $10,973  $8,255    32.9%
                    ======== ========         ======== ========
Noninterest expense:
 Salaries and
  employee benefits $7,144    $5,979    19.5% $13,854 $11,547    20.0%
 Net furniture and
  equipment expense  1,093       946    15.5%   2,114   1,944     8.7%
 Net occupancy
  expense              687       574    19.7%   1,347   1,145    17.6%
 Amortization           50        57   -12.2%     101     114   -12.2%
  Other              3,221     2,969     8.5%   6,409   6,015     6.5%
                    -------- -------- ------- -------- -------- ------
    Total
     noninterest
     expense        $12,195    $10,525   15.9%  $23,824 $20,766 14.7%
                    ========  ========          =======  ======



    CONTACT: First National Corporation
             Richard C. Mathis, 803-765-4618
             Fax: 803-765-1966